Exhibit 99.2

$140,000,000 SECOND AMENDED AND RESTATED
SENIOR SECURED REVOLVING CREDIT FACILITY
SUMMARY OF TERMS AND CONDITIONS

Certain Defined Terms:

--“Citi” shall mean Citigroup Global Markets Inc. (“CGMI”), Citicorp North America, Inc., Citicorp USA, Inc., Citibank, N.A. and/or any of their affiliates as CGMI shall determine to be appropriate to provide the services contemplated herein;

--[Bank of America, N.A. (“BANA”) and Banc of America Securities, LLC (“BAS” and, together with BANA, “Bank of America”)];

--[Credit Suisse Securities (USA) LLC (“Credit Suisse”)];

--[JPMorgan Chase Bank, N.A. (“JPMC Bank”) and J.P. Morgan Securities Inc. (“JPM Securities” and, together with JPMC Bank, “JPMorgan”)];

--[Wells Fargo Securities, LLC (“WFS”)]

I. AMOUNT AND TERMS OF THE REVOLVING CREDIT FACILITY

Borrower:

Revlon Consumer Products Corporation (the “Company”) and, with respect to Local Loans (as defined below), certain subsidiaries of the Company from time to time party to the Revolving Credit Facility (as defined below) as local borrowing subsidiaries (the “Local Borrowing Subsidiaries” and, together with the Company, the “Borrowers”).

Joint Lead Arrangers:	CGMI and [WFS] (collectively, the “Arrangers”).

Joint Bookrunners:	CGMI, [WFS], [Bank of America], [JPMorgan] and [Credit Suisse].

Syndication Agent:	[TBD.]

Documentation Agent:	[TBD.]

Administrative Agent:	[Citicorp USA, Inc. (“CUSA”] and, in such capacity, the “Administrative Agent”).

Collateral Agent:	CUSA (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”).

Lenders:	Citi, [WFS], [Bank of America], [JPMorgan] and other financial institutions and other entities arranged by the Arrangers and approved by the Company, which approval shall not be unreasonably withheld or delayed (collectively, the “Lenders”).

Letter of Credit Issuers:	Citi and other Lenders (or affiliates of Lenders) acceptable to the Administrative Agent and the Company (the “Issuers”).

Revolving Credit Facility:

A non-amortizing multi-currency revolving credit facility made available to the Company in a principal amount of up to $140,000,000 (as such facility may be increased pursuant to the Facility Increases set forth below, the “Revolving Credit Facility”), subject to Availability (as defined below). The Company may borrow loans under the Revolving Credit Facility (“Revolving Loans”) in U.S. Dollars ratably from the Lenders. The applicable Borrowers may borrow Revolving Loans (or, in the sole discretion of the relevant Local Lender (as hereinafter defined), bankers’ acceptances) in U.S. Dollars or local currencies (including Euros, Pounds Sterling, Japanese Yen, Canadian Dollars, Australian Dollars, Hong Kong Dollars and others to be designated from time to time by the Company and to be reasonably acceptable to the Administrative Agent (collectively, the “Available Currencies”)) from affiliates of the Administrative Agent (or, if such affiliates of the Administrative Agent decline to act as a Local Lender (as hereinafter defined), such other financial institutions reasonably acceptable to the Administrative Agent) (each, a “Local Lender”), with each Lender taking a U.S. Dollar-denominated irrevocable and unconditional participating interest therein (amounts available under this facility, the “Local Loan Subfacility”; and the loans thereunder, the “Local Loans”).

A. Letters of Credit. Up to $60,000,000 of the Revolving Credit Facility, subject to Availability, will be available for the issuance of letters of credit by the Issuers for the account of the Company or for the co-account of any of its subsidiaries (“Letters of Credit”). No Letter of Credit will have a termination date after the Revolving Credit Termination Date (except to the extent cash collateralized) and none shall have a term of more than one year (or, in the case of standby letters of credit, five years).

B. Swing Loans: Up to $30,000,000 of the Revolving Credit Facility, subject to Availability, will be available to the Company for swing loans from the Administrative Agent.

Maturity Date:	The final maturity date for the Revolving Loans will be four years from the Closing Date.

Closing Date:	[________ __, 2010].

Purpose:	The proceeds of the Revolving Credit Facility shall be used solely to provide working capital from time to time and for other general corporate purposes of the Company and its subsidiaries.

Facility Increases:	The Company shall have the right to add from time to time additional commitments under the Revolving Credit Facility in an aggregate amount for all such additional commitments not to exceed $60,000,000, subject to Availability, without the consent of any Lender (it being understood that no Lender shall have any obligation to provide such additional commitments).

Availability:	Availability under the Revolving Credit Facility (the “Availability”) will be equal to (i) the lesser of (A) the then effective Borrowing Base (as defined below) (after giving effect to any reserves established by the Administrative Agent in respect of Eligible Obligations described in clauses (i), (ii) and (iii) and during any Liquidity Period (as defined below) or if an Event of Default has occurred or is continuing, (iv), of such definition below, secured on a first-priority basis by the Revolving Facility Collateral (as defined below)) and (B) the then effective commitments under the Revolving Credit Facility minus (ii) such availability reserves as the Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, deems appropriate.

“Borrowing Base” shall mean the sum of (a) up to 85% of eligible accounts receivable, (b) the lesser of up to 100% and the Net Orderly Liquidation Percentage of eligible prime finished goods inventory, (c) the lesser of up to 100% and the Net Orderly Liquidation Percentage of eligible tote stores inventory, (d) the lesser of up to 35% and the Net Orderly Liquidation Percentage of eligible special markets inventory, (e) the lesser of up to 75% and the Net Orderly Liquidation Percentage of eligible work-in-process inventory, (f) the lesser of up to 15% and the Net Orderly Liquidation Percentage of eligible raw materials, (g) the lesser of up to 10% and the Net Orderly Liquidation Percentage of eligible bulk inventory (in the case of clauses (b), (c), (d), (e), (f) and (g) above, at the lower of cost on a perpetual inventory at standard cost basis and market), (h) the lesser of (i) the sum of up to 75% of the orderly liquidation value of eligible equipment and up to 60% of the mortgage value of eligible real property and (ii) $40,000,000, in the case of clauses (a) through (h) above, less such eligibility reserves as the Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, deems appropriate to reflect risks or contingencies arising after the Closing Date that may adversely affect any one or more class of such items and that have not already been taken into account in the calculation of the Borrowing Base and any designated eligible obligations reserve in effect at such time as the Administrative Agent, in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions, deems appropriate; provided, however, that each advance rate percentage set forth above is subject to reduction (or, if reduced, increase up to the percentage set forth above) upon five days’ prior written notice to the Company by the Administrative Agent in its sole discretion exercised reasonably and in accordance with customary business practices for comparable asset-based transactions.

“Net Orderly Liquidation Percentage” shall mean, with respect to any class of eligible inventory described in clauses (b) through (g) of the definition of “Borrowing Base” above, 85% of the net orderly liquidation value for such inventory as a percentage of the cost of such class of eligible inventory specified in the most recent appraisal conducted by the Administrative Agent of such inventory of the applicable Loan Party.

Eligibility:	Eligibility of accounts receivable, prime finished goods inventory, tote stores inventory, special markets inventory, work-in-process inventory, raw materials and bulk inventory for purposes of computing the Borrowing Base will be determined by the Administrative Agent in accordance with its customary criteria as reflected in the Existing Credit Agreement. Accounts receivable and inventory located in the United Kingdom of the Company and its domestic subsidiaries will be eligible for purposes of computing the Borrowing Base.

II. CERTAIN PAYMENT PROVISIONS

Fees and Interest Rate:	As set forth on Annex A and in the Fee Letter.

Optional Prepayments and Commitment Reductions:

Revolving Loans may be prepaid by the Company without premium or penalty (other than applicable breakage costs referred to in “Yield Protection” below) and the Company may reduce the commitments under the Revolving Credit Facility in minimum amounts and subject to notice requirements to be agreed; provided that any mandatory prepayment resulting from such reduction shall have been made.

Mandatory Prepayments and Commitment Reductions:

The Company shall repay the outstanding Revolving Loans (and cash collateralize outstanding Letters of Credit) (without a permanent reduction of the commitments) to the extent that such Revolving Loans and Letters of Credit exceed the Availability.

The following amounts shall be applied to prepay the Revolving Loans (without a permanent reduction of the commitments) as set forth below:

(a) 100% of the net proceeds of any sale, lease or other disposition (including as a result of casualty or condemnation) by the Company or any of its subsidiary guarantors of any assets constituting Revolving Credit Facility Collateral, subject to exceptions, baskets and reinvestment rights to be agreed; and

(b) to the extent remaining after any prepayments therefrom under the Company’s $800,000,000 term loan facility (the “Term Loan Facility”) 100% of the net proceeds of any indebtedness for borrowed money incurred after the Closing Date by the Parent, the Company or any of the restricted subsidiaries of the Company other than indebtedness permitted pursuant to the debt covenant and subject to exceptions and baskets to be agreed.

During a Liquidity Event Period (as defined below), any amount collected in the concentration account under the control of the Administrative Agent may be applied by the Administrative Agent to the repayment of Revolving Loans (without a permanent reduction of commitments).

“Liquidity Event Period” shall mean any period (a) beginning on the first date on which the Liquidity Amount is less than $20,000,000 and (b) ending on the first date on which the Liquidity Amount is equal to or greater than $20,000,000.

“Liquidity Amount” shall mean the difference equal to (a) the Borrowing Base in effect as of such date (after giving effect to any eligibility reserve in effect at such time) minus (b) the sum of (i) the aggregate outstanding extensions of credit under the Revolving Credit Facility on such date and (ii) any availability reserve in effect on such date.

III. GUARANTEES AND COLLATERAL

Guarantees:	The obligations of the Company in respect of the Revolving Credit Facility will benefit from guarantees from each of (i) Revlon, Inc. (the “Parent”) and (ii) each direct and indirect domestic subsidiary of the Company (other than certain non-material excluded subsidiaries) and, with respect to the Local Loan Subfacility, the Company (collectively, the “Guarantors” and, together with the Company, the “Loan Parties”).

Collateral:

The obligations of each Loan Party in respect of the Revolving Credit Facility shall be secured by a perfected security interest in (i) substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries (including, without limitation, accounts receivable, inventory, equipment, intellectual property and other general intangibles, material owned real property, deposit accounts, instruments, chattel paper and investment property, including all of the capital stock of the direct and indirect domestic subsidiaries and 66% of the voting capital stock and 100% of all non-voting stock of direct first tier foreign subsidiaries of the Company or any Guarantor, but excluding 34% of the voting capital stock of such foreign subsidiaries, leased real property and certain other non-material assets to be agreed) and (ii) all of the capital stock of the Company (collectively, the “Collateral”).

Such security interests will have the following priority:

(a) first priority, if such security interests attach to Collateral consisting of (i) accounts, inventory, equipment, chattel paper, documents, instruments, deposit accounts, real estate and investment property (excluding any capital stock of the Company or any of its subsidiaries), (ii) any general intangibles (other than trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith), supporting obligations and proceeds, in each case relating to any of the Collateral identified in clause (i) above and (iii) any real property (the “Revolving Facility Collateral”).

(b) second priority (junior only to the security interests securing obligations in respect of the Term Loan Facility and any permitted facility increase thereunder and Designated Eligible Obligations (as defined in the Term Loan Facility)), if such security interests attach to Collateral consisting of (i) trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith, (ii) capital stock of the Company and its subsidiaries and (iii) any other Collateral other than assets constituting Revolving Facility Collateral (as defined below) (collectively, the “Term Loan Collateral”); and

The lenders under the Revolving Credit Facility and holders of the Company’s 9.75% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and certain other permitted junior secured debt referred to below will have second priority security interests in the Term Loan Collateral and the holders of the Senior Secured Notes and certain other permitted junior secured debt referred to below will have third priority security interests in the Revolving Facility Collateral. Such security interests and relative priorities shall be evidenced through an intercreditor agreement reasonably satisfactory to the Administrative Agent and the administrative agent under the Term Loan Credit Facility (the “Term Loan Administrative Agent”).

Provisions will be made to permit the Company to secure Eligible Obligations (as defined below) of the Company and its subsidiaries with local assets (other than intellectual property) and/or to designate such Eligible Obligations to share in some or all of the Collateral, on a pari passu basis with the Term Loan Facility or the Revolving Credit Facility, as designated by the Company to the Administrative Agent and the Revolving Facility Administrative Agent.

“Eligible Obligations” shall mean (i) indebtedness in an aggregate principal amount outstanding not to exceed $30,000,000 at any time, and any refinancing or replacement of any such indebtedness (including any such indebtedness owing to Citi or any of its affiliates and guaranteed by the Company), (ii) foreign exchange obligations and interest rate hedging obligations set forth on a schedule and outstanding on the Closing Date, (iii) foreign exchange obligations and interest rate hedging obligations provided by Lenders or Term Loan Lenders, any affiliate of a Lender or Term Loan Lender or any other entity reasonably acceptable to the Administrative Agent or the Term Loan Administrative Agent, as applicable, after the Closing Date, in each case to the extent such obligations are permitted under the Operative Documents for the Revolving Credit Facility, and (iv) overdrafts and related liabilities owing to any Lenders or Term Loan Lenders, any affiliate of a Lender or Term Loan Lender or any other entity reasonably acceptable to the Administrative Agent or the Term Loan Administrative Agent, as applicable, arising from treasury, depository and cash management services and in connection with Automated Clearinghouse transfers of funds.

Collateral Audits:	The Administrative Agent may conduct up to two or, during a Liquidity Event Period, up to four appraisals and field examinations during any calendar year.

IV. CERTAIN CONDITIONS

Conditions Precedent to the Closing Date:	The Operative Documents will contain conditions to the effectiveness of the Revolving Credit Facility customary for transactions of this type, including without limitation the conditions precedent set forth on Annex B.

Conditions Precedent to Each Loan and Letter of Credit:	On the funding date of each Loan (and on the date of issuance of any Letter of Credit) (i) there shall exist no default under the Operative Documents, (ii) the representations and warranties of the Company and each Guarantor therein shall be true and correct in all material respects immediately prior to, and after giving effect to, such funding or issuance, (iii) after giving effect to the Loans requested to be made, the aggregate outstanding Revolving Loan shall not exceed the Availability, and (iv) after giving effect to the Loans requested to be made, either no Liquidity Event Period shall have commenced and be continuing or consolidated fixed charge coverage ratio shall be greater than or equal to 1.00:1.00.

V. CERTAIN REPRESENTATIONS AND WARRANTIES

Representations and Warranties:	The Operative Documents shall contain representations and warranties customary for financings of this type, including without limitation, those described below (which shall be subject to exceptions and materiality qualifications to be mutually agreed upon):

Financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Operative Documents; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries (including without limitation, subsidiary organization and structure); environmental matters; solvency; labor matters; accuracy of disclosure; creation and perfection of security interests;; Regulation H; and affiliate obligations and indebtedness.

VI. CERTAIN COVENANTS AND EVENTS OF DEFAULT

The Operative Documents will include affirmative and negative covenants and events of default applicable to the Company and its subsidiaries (other than certain non-material excluded subsidiaries) which are customary for financings of this type, including without limitation, those described below and others to be mutually agreed upon (subject, in each case, to exceptions, materiality qualifications and baskets to be mutually agreed upon):

Borrowing Base Certificate:	Delivery of borrowing base certificates (including appropriate supporting data) in form and substance reasonably satisfactory to the Administrative Agent on a monthly basis, or, during a Liquidity Event Period, on a weekly basis.

Cash Dominion:	The Operative Documents will require maintenance with the Administrative Agent or a bank affiliate of the Administrative Agent or other banks reasonably acceptable to the Administrative Agent of accounts subject to control agreements into which all proceeds of Revolving Facility Collateral are paid and which, during a Liquidity Event Period, are swept daily, and if an Event of Default has occurred, are swept as determined by the Administrative Agent. With respect to other accounts of the Loan Parties at other banks (with exceptions for certain accounts up to an aggregate amount and for periods to be agreed), the Operative Documents will require control account agreements in form and substance reasonably acceptable to the Administrative Agent.

Affirmative Covenants:	Delivery of financial statements, reports, financial models and business plans, officers’ certificates and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Agents to inspect property and books and records; notices of defaults, material litigation and other material events; maintenance of independent corporate identity; compliance with environmental laws; and agreement to grant security interests in after-acquired property and to provide guarantees from after-acquired subsidiaries.

Negative Covenants:	Limitations, subject to certain exceptions, on (i) indebtedness and guarantees (including contingent obligations), (ii) liens, (iii) loans and investments, (iv) asset dispositions (including sale of capital stock of subsidiaries), (v) dividends, redemptions and repurchases with respect to capital stock; (vi) optional prepayments and repurchases of debt prior to maturity; (vii) mergers, consolidations, acquisitions or joint ventures; (viii) changes in business; (ix) transactions with affiliates; (x) restrictions on distributions from subsidiaries and granting of negative pledges; (xi) changes in accounting treatment and reporting practices; (xii) speculative transactions except for the sole purpose of hedging or managing risks in the normal course of business; (xiii) activities of the Parent; and (xiv) amendments to tax sharing agreement in a manner that is materially adverse to the Lenders or the Company and its subsidiaries.

Financial Covenants:	The Operative Documents will contain the following financial covenant: During a Liquidity Event Period, a minimum fixed charge coverage ratio of 1.00:1.00.

Events of Default:	Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); actual or asserted invalidity of guarantee or security documents or security interests; cross-default by the Parent or any of its subsidiaries; change of control; default under tax sharing agreement; bankruptcy; material judgments; certain ERISA events; affiliate debt subordination; additional subsidiaries of the Parent; and operations of the Parent.

VII. CERTAIN OTHER TERMS

Assignments and Participations:	The Lenders shall be permitted to assign and sell participations in their Revolving Loans, subject in the case of assignments to the consent of the Administrative Agent (except for assignments to a Lender or an affiliate of a Lender) and the Company (except for assignments to existing Lenders and Lender affiliates and assignments during the existence of any Event of Default), which consent in each case shall not be unreasonably withheld. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000, unless otherwise agreed by the Company and the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to certain matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” below. Pledges of Revolving Loans in accordance with applicable law shall be permitted without restriction.

Voting:

Amendments and waivers with respect to the Operative Documents shall require the approval of Lenders holding more than 50% of the Revolving Loans then outstanding (the “Required Lenders”), except for (i) amendments to the Borrowing Base and related definitions shall require the approval of Lenders holding more than 66 2/3% of the outstanding commitments and/or exposure under the Revolving Credit Facility and (ii) provisions customarily requiring approval by affected Lenders.

If any of the matters requiring approval by affected Lenders is consented to by the Required Lenders, the Company shall have the right to substitute any non-consenting Lender by having its Revolving Loans assigned to one or more other Lenders.

The Operative Documents shall contain customary provisions related to defaulting Lenders.

Yield Protection:	The Operative Documents shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes, in each case to the extent such costs or losses are actually incurred or paid by the applicable Lender and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex A) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:	The Company shall pay (a) all reasonable out-of-pocket costs and expenses of the Agents and the Arrangers associated with the syndication of the Revolving Credit Facility and the preparation, execution, delivery and administration of the Operative Documents and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of a single primary counsel to the Agents and the Arrangers and any special counsel and local counsel to the Agents and the Arrangers) and (b) all reasonable costs and expenses (including the reasonable fees, disbursements and other charges of counsel) of the Agents and each of the Lenders in connection with (i) the enforcement of the Operative Documents; (ii) any refinancing or restructuring of the Revolving Credit Facility in the nature of a “work-out” or any insolvency or bankruptcy proceeding; and (iii) any legal proceeding relating to or arising out of the Revolving Credit Facility or the other transactions contemplated by the Operative Documents.

The Agents, the Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party or related persons.

Governing Law and Forum:	State of New York.

Counsel to the Administrative Agent:	Weil, Gotshal & Manges LLP.

ANNEX A

$140,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY
INTEREST RATES AND FEES

Interest Rate Options:

The Company may elect that the Revolving Loans comprising each borrowing bear interest at a rate per annum equal to (i) the ABR plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin.

As used herein:

“ABR” means the higher of (i) the rate of interest publicly announced by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the “Prime Rate”) and (ii) the federal funds effective rate from time to time plus 0.5%.

“Applicable Margin” means (i) 2.00% in the case of ABR Loans and (ii) 3.00% in the case of Eurodollar Loans.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three, six, or, if available to all applicable Lenders, nine or twelve months (as selected by the Company) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:

In the case of Revolving Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Revolving Loans bearing interest based upon the Eurodollar Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on the last day of each fiscal quarter during such interest period.

Default Rate:	During the continuance of any payment or bankruptcy event of default (as defined in the Operative Documents), Revolving Loans will bear interest at an additional 2% per annum.

Unused Commitment Fee:	From and after the Closing Date, a non-refundable unused commitment fee at the rate of 0.75% per annum will accrue as a percentage of the daily average unused portion of the Revolving Credit Facility (whether or not then available), payable quarterly in arrears and on the Revolving Credit Termination Date.

Letter of Credit Fees:

A percentage per annum equal to the Applicable Margin for LIBO Rate Loans to the Lenders (of which 0.25% per annum shall be payable to the applicable Issuer) will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis. In addition, the Company will pay to the applicable Issuer standard opening, amendment, presentation, wire and other administration charges applicable to each Letter of Credit.

During the continuance of an event of default (as defined in the Operative Documents), the Letter of Credit Fees will increase by an additional 2% per annum.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

ANNEX B

$140,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY
CONDITIONS PRECEDENT

A.  All documentation (including any necessary amendment of the Intercreditor Agreement) relating to the Revolving Credit Facility shall be in form and substance reasonably satisfactory to the Company and its counsel and each Lender and its counsel.

B.  All fees and expenses (including reasonable fees and expenses of counsel) required to be paid to the Administrative Agent, the Arrangers and the Lenders on or before the Closing Date shall have been paid.

C.  The Lenders shall have received and be satisfied with (i) audited financial statements of the Parent and its subsidiaries for the fiscal period ending December 31, 2009 which statements shall be unqualified, and (ii) the Company’s business plan which shall include a financial forecast on a quarterly basis for the first twelve months after the Closing Date and on an annual basis thereafter through the year of the Maturity Date prepared by the Company’s management.

D.  The Lenders shall be satisfied in their reasonable judgment that (i) the Term Loan Facility shall have been refinanced on terms and conditions reasonably satisfactory to the Lenders, and (ii) there shall not occur as a result of, and after giving effect to, the consummation of the Revolving Credit Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Company’s, the Guarantors’ or their respective subsidiaries’ material debt instruments and other material agreements.

E.  The Company shall have delivered letters, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the solvency of the Company and each of the Guarantors after giving effect to the transactions contemplated hereby, from its chief financial officer.

F.  The Lenders shall have received (i) reasonably satisfactory opinions of independent counsel to the Company and the Guarantors, addressing such matters as the Lenders shall reasonably request, including, without limitation, the enforceability of all Operative Documents, compliance with all laws and regulations (including Regulation U of the Board of Governors of the Federal Reserve System), the perfection of all security interests purported to be granted and no conflicts with material agreements, in each case, subject to customary exceptions and qualifications and (ii) a reasonably satisfactory opinion from counsel to the Administrative Agent.

G.  There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change or (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon Revolving Credit Facility or the transactions contemplated thereby.  “Material Adverse Change” shall mean a material adverse change in (i) the business, condition (financial or otherwise), operations, performance or properties of Revlon or the Company and its subsidiaries taken as a whole, (ii) the ability of the Company and its subsidiaries taken as a whole to perform the obligations of the Company under the Operative Documents or (iii) the rights and remedies available to the Administrative Agent or the Lenders under the Operative Documents.

H.  All necessary governmental and third party consents and approvals necessary in connection with the Revolving Credit Facility and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Revolving Credit Facility or the transactions contemplated thereby.

I.  Unless otherwise agreed by the Administrative Agent, the Lenders shall have a valid and perfected first priority lien on and security interest in the Revolving Credit Facility Collateral and a valid and perfected second priority lien on and security interest in the Term Loan Collateral; all filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made; and all filing and recording fees and taxes shall have been duly paid.

J.  The Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Company, the Guarantors and their respective subsidiaries forming part of the Lenders’ collateral.